UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): December 30, 2014
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OCLARO, INC.
(Exact name of Registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	000-30684 (Commission file number)	20-1303994 (I.R.S. Employer Identification Number)
2560 Junction Avenue, San Jose, California 95134 (Address of principal executive offices, zip code)
(408) 383-1400 (Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 30, 2014, Oclaro Technology Limited (a company incorporated under the laws of England and Wales (“Oclaro Technology”) and a wholly-owned subsidiary of Oclaro, Inc. (the “Company”), entered into a Settlement Agreement with II-VI Incorporated, a Pennsylvania corporation (“II-VI”) and II-VI Holdings B.V., a Netherlands corporation (“II-VI B.V.,” and together with II-VI, the "II-VI Parties"), a wholly-owned subsidiary of II-VI, regarding disposition of the amounts held back by the II-VI Parties pursuant to the Share and Asset Purchase Agreement between Oclaro Technology and II-VI B.V. (as previously disclosed in the Company's Current Report on Form 8-K filed on September 17, 2013) and pursuant to the Asset Purchase Agreement between Oclaro Technology and II-VI (as previously disclosed in the Company's Current Report on Form 8-K filed on October 11, 2013) (the “Settlement Agreement”). Of the $10,000,000 aggregate holdback, a total of $2,350,000 will be paid to Oclaro Technology and a total of $7,650,000 will be released to the II-VI Parties on or about January 6, 2015.  Oclaro Technology and the II-VI Parties also agreed to a mutual release of certain claims related to the Share and Asset Purchase Agreement, the Asset Purchase Agreement, and certain related documents and transactions.

The above description of the Settlement Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Settlement Agreement, a copy of which will be filed with the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 27, 2014.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

None

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCLARO, INC.
Date: December 30, 2014	By:	/s/ David L. Teichmann
David L. Teichmann
Executive Vice President, General Counsel and Corporate Secretary